Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of CD Radio Inc. and Subsidiary (the "Company") on Amendment No. 3 to Form S-3 (File No. 333-52893) of our report dated March 3, 1998, except as to the third paragraph therein related to certain subsequent uncertainties for which the date is October 7, 1998, on our audits of the consolidated financial statements of the Company as of December 31, 1997 and 1996, for each of the three years in the period ended December 31, 1997 and for the period May 17, 1990 (date of inception) to December 31, 1997.

Such report contains a paragraph which emphasizes certain uncertainties (unaudited) arising subsequent to the date of our original report, that indicated that at October 7, 1998, the Company may be unable to continue as a going concern through 1999.


                                           /s/ PricewaterhouseCoopers L.L.P.
                                           ---------------------------------
                                           PricewaterhouseCoopers  L.L.P.

New York, New York
October 7, 1998